Exhibit 21.1

Subsidiaries of G REIT Liquidating Trust

G REIT Sutter Square GP, LLC (Delaware)
G REIT Sutter Square, L.P. (California)
G REIT Pacific Place GP, LLC (Delaware)
G REIT Pacific Place LP (Delaware)
G REIT Pax River Office Park, LLC (Delaware)
G REIT Western Place GP, LLC (Delaware)
G REIT Western Place, LP (Texas)
G REIT One Financial Plaza, LLC (Delaware)
G REIT Congress Center Member, LLC (Delaware)
G REIT Congress Center, LLC (Delaware)
G REIT 824 Market Street LLC (Delaware)
G REIT 824 Market Street Manager, LLC (Delaware)
G REIT Bay View Plaza GP, LLC (California)
G REIT Bay View Plaza LP (California)
G REIT Centerpoint Corporate Park, LLC (Washington)
G REIT Eaton Freeway Industrial Park, LLC (Delaware)
G REIT Madrona GP, LLC (Delaware)
G REIT Madrona, LP (Delaware)
G REIT North Belt Corporate GP, LLC (Delaware)
G REIT North Belt Corporate, LP (Texas)
G REIT North Pointe GP, LLC (California)
G REIT North Pointe, LP (California)
G REIT One World Trade Center, LP (California)
G REIT Opus Plaza at Ken Caryl, LLC (Delaware)
G REIT Public Ledger GP, LLC (Delaware)
G REIT Public Ledger Manager, LLC (Delaware)
G REIT Public Ledger, LLC (Pennsylvania)